CERTIFICATE OF INCORPORATION

OF

DSMI CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do

execute this Certificate of Incorporation and do hereby certify as follows:

1. The name of the Corporation is DSMI CORP.
2. The address of the Corporation's registered office in the State of

Delaware is 1209 Orange Street in the City of Wilmington, County of New

Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General

Corporation law of the State of Delaware.

4. (a) The total number of shares which the corporation shall have authority to issue is 25,000,000 shares of capital stock, divided into

20,000,000 shares of Common Stock of the par value of $.01 per share, and

5,000,000 shares of Preferred Stock of the par value of $.01 per share.

(b) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Paragraph 4 to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the

distinctive designation of that series;

(ii)	The dividend rate on the shares of that series, whether

dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in

addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)	Whether that series shall have conversion privileges,

and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of

Directors shall determine;

(v)	Whether or not the shares of that series shall be

redeemable, and, if so, the terms and conditions of such redemption,

including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)	Whether that series shall have a sinking fund for the

redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)	The rights of the shares of that series in the event of

voluntary or involuntary liquidation, dissolution or winding up of the

Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled,

then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

5. The name and mailing address of the incorporator is Steven R. Gersz,

Esq., 1800 Chase Square, Rochester, New York 14604.

6. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

7. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

8. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of

Delaware as the same exists or may hereafter be amended. Any amendment,

modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment,

modification or repeal.

9. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this

Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator for the purpose of forming a corporation under the laws of the State of Delaware,

does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has executed this

Certificate of Incorporation this 21st day of February, 1995.

/s/ STEVEN R. GERSZ
-------------------------------------
Steven R. Gersz, Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DSMI CORP.

DSMI CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Certificate of Incorporation is hereby amended to change the name of the corporation in paragraph 1 to Disease State Management, Inc. Paragraph

1 shall read in its entirety as follows:

1. The name of the Corporation is Disease State Management, Inc.

2. This amendment was duly adopted by Unanimous Written Consent of the

Board of Directors of the Corporation followed by the Writen Consent of

Stockholders of the Corporation in accordance with the provisions of Sections

242 and 228 of the General Corporation Law of the State of Delaware. Written

Notice has been given as provided in Section 228 of the General Corporation

Law of the State of Delaware.

IN WITNESS WHEREOF, said DSMI CORP. has caused this certificate to be signed by Donald Carlberg, its President, and Gregory D. Brown, its

Secretary, this 13th day of October, 1995.

DSMI CORP.

By: /s/ Donald Carlberg
---------------------------------------
Donald Carlberg, President

ATTEST:

/s/ Gregory D. Brown, Secretary

- -------------------------------

Gregory D. Brown, Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DISEASE STATE MANAGEMENT, INC.

Pursuant to the provisions of Section 242 of the Delaware Corporation Law,

the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Disease State Management, Inc. (the

"Corporation").

2. The following amendment to the Corporation's Certificate of

Incorporation was approved by written consent of the directors of the

Corporation, and thereafter duly adopted by written consent of the majority of the shareholders of the Corporation, dated as of June 27, 1996:

RESOLVED, that Article 1 of the Corporation's Certificate of

Incorporation be amended in its entirety to read as follows:

1. The name of the corporation is Patient Infosystems, Inc.

3. The total number of shares entitled to vote on the amendment was

7,404,000.

4. The number of shares voted for the amendment was 3,934,000, the number of shares voted against the amendment was 0.

The effective date of this Amendment to the corporation's Certificate of

Incorporation shall be upon filing.

Dated the 28th day of June, 1996.

ATTEST:	DISEASE STATE MANAGEMENT, INC.

By: /s/ Gregory D. Brown	By: /s/ Donald A. Carlberg
----------------------	-----------------------
Name: Gregory D. Brown	Name: Donald A. Carlberg
Title: Secretary	Title: President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

PATIENT INFOSYSTEMS, INC.

It is hereby certified that:

1.           The name of the corporation is Patient Infosystems, Inc. (the “Corporation”).

2.            The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article 4(a) thereof and by substituting in lieu of said sentence the following new sentence:

“The total number of shares which the Corporation shall have authority to issue is 100,000,000 shares of capital stock, divided into 80,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $.01 per share.”

3.           The Certificate of Incorporation of the Corporation is hereby amended by adding the following Article 4(c):

Effective on January 9, 2004 (the “Effective Time”) each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into 1/12 of 1 share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”), subject to the treatment of fractional share interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing bid price of the Common Stock on the day immediately prior to the Effective Time, as reported the Over-the-Counter Bulletin Board.

4.           The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.           The effective time of the amendments herein certified shall be the date of filing of this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on this 31st day of December, 2003.

PATIENT INFOSYSTEMS, INC.

By:	/s/ Roger L. Chaufournier
Name: Roger L. Chaufournier
Title:	Chief Executive Officer